Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE (this “Agreement”) is made as of May [__], 2006 by and between Medlink International, Inc., a Delaware corporation (the “Purchaser”), on the one hand, and Anywhere MD, Inc., a Nevada corporation (the “Company”), and Steven J. Hixson, the majority shareholder of the Company (the “Majority Shareholder”), on the other hand. Collectively, the Company and the Majority Shareholder shall hereinafter be referred to as the “Sellers.”

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby:

1. The Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company 10,000,000 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at a price of $0.01 per share for an aggregate purchase price of One Hundred Thousand dollars ($100,000); and

2. As part of the consideration for the Purchaser to enter into this Agreement, the Majority Shareholder desires to sell to the Purchaser 130,000,000 shares (the “Shareholder Shares”) of Common Stock owned by the Majority Shareholder at an aggregate purchase price of Eight Hundred Seventy-Five Thousand dollars ($875,000) or $0.0067307 per share.

NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT

Section 1. Purchase and Sale.

1.1 Shares to be Purchased and Sold. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser the Purchased Shares and Shareholder Shares (collectively “Transaction Shares”) free and clear of any lien, charge, encumbrance, security interest, right of first refusal or other restrictions or limitations of any kind (“Lien”). At the Closing (as defined in Section 3.1), the Seller shall deliver or cause to be delivered to the Purchaser stock certificates representing the Transaction Shares.
1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in exchange for the Purchased Shares, the Purchaser hereby agrees to pay and deliver to the Seller at Closing, in immediately available funds by check, wire transfer or such other form of payment as shall be mutually agreed upon by the Company and Purchaser, an aggregate of One Hundred Thousand Dollars ($100,000) (the "Purchase Price"). In addition, at the Closing and in exchange for the Shareholder Shares, the Purchaser shall: (i) pay and deliver to the Majority Shareholder at Closing, in immediately available funds by check, wire transfer or such other form of payment as shall be mutually agreed upon by the Majority Shareholder and Purchaser, an aggregate of Forty Three Thousand Seven Hundred Fifty Dollars ($43,750), and (ii) issue a note (the “Note”)(in the Form attached hereto as Exhibit A) to the Majority Shareholder for an aggregate amount of Eight-Hundred Thirty One Thousand Two Hundred Fifty Dollars ($831,250) (“Note Amount”).

1.3 Audit. As soon as practicable after the Closing, the Company agrees to pay for an audit of the Company’s financial condition (the “Audit”) and to provide the Purchaser with an audited balance sheet, profit and loss statement, statement of stockholders’ equity, and statement of cash flows resulting from such Audit for the Company’s fiscal years end December 31, 2006 and 2005 (“Audited Financial Statements”). As an express condition to the Purchaser’s payment of the Purchase Price, the Company hereby agrees to set aside $25,000 of the Purchase Price (the “Audit Amount”) for payment to a PCAOB certified accounting firm for services to conduct the Audit.

Section 2. The Closing.

2.1 Time and Place. The closing of the purchase and sale of the Transaction Shares (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the principal office of the Company. The Closing shall occur on or about May ___, 2007 (the "Closing Date"). The Closing will be subject to and conditional upon the receipt and review of and satisfaction with any due diligence materials and disclosure documentation requested by the Purchaser.

2.2 Closing Obligations: Company and Purchaser. At the Closing, the Company shall instruct its transfer agent to issue and deliver to Purchaser a stock certificate representing the Purchased Shares in the name of the Purchaser, against receipt by the Company of a certified bank check or wire transfer in an aggregate amount equal to the Purchase Price.

2.3 Closing Obligations: Majority Shareholder. At the Closing, the Majority Shareholder shall instruct the Company’s transfer agent to transfer and deliver to Purchaser in the name of the Purchaser a stock certificate representing the Shareholder Shares, against receipt by the Majority Shareholder of the executed Note in an aggregate amount equal to the Note Amount. The Company will be responsible for, and will pay, any applicable sales taxes and transfer taxes arising in connection with the transactions contemplated by this Agreement

23.4 Opinion. The Seller will cause its counsel to issue an opinion substantially in the form as attached hereto as Exhibit B hereto on the Transaction Shares.

Section 3. Representations and Warranties of the Sellers.

The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

3.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of this Agreement or any other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company , taken as a whole, or (iii) a material adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter document. The Company has no direct or indirect subsidiaries.

3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) assuming the accuracy of Purchaser’s representations and warranties and compliance by the Purchaser of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.4 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

3.5 Delivery of Shares. The Sellers have, and at the time of delivery of the Purchased Shares and Transaction Shares (collectively, the “Shares”) will convey to the Purchaser, good, valid and marketable title to the Shares. The Shares have been duly authorized, validly issued, and at the time of such delivery will be conveyed to the Purchaser fully-paid, non-assessable and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of Purchased Shares issuable pursuant to this Agreement.

3.6 Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which 213,870,000 shares of Common Stock are presently issued and outstanding. The Shares are not subject to any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any enitity or person (other than the Purchaser and their permitted successors and assigns) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.7 Material Changes. Since the date of the Company’s latest balance sheet, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the U.S. Securities and Exchange Commission (the “Commission”), (iii) the Company has not materially altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information.

3.8 Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation (each an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”).

3.9 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

3.10 Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.11 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.12 Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to its business and good and marketable title in all personal property owned by it that is material to its business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is not delinquent. Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases of which the Company is in material compliance.

3.13 Patents and Trademarks. To the knowledge of the Company, the Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business as currently conducted and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any entity or person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another entity or person of any of the Intellectual Property Rights.

3.14 Transactions With Affiliates and Employees. None of the officers or directors of the Company and none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.15 Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.17 Certain Registration Matters. Assuming the accuracy of the Purchaser’s representations and warranties, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The Company is eligible to register the resale of the Shares for resale by the Purchaser under Form SB-2 promulgated under the Securities Act. The Company has not granted or agreed to grant to any entity or person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

3.18 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.19 Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not, upon the issuance of the Securities hereunder and in the foreseeable future, continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Pink Sheets quotation service. The issuance of the Shares hereunder does not contravene the rules and regulations of the Pink Sheets service. The Company has not, in the 12 months preceding the date hereof, received notice from any securities trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such securities trading market.

3.20 Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.21 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

3.22 Disclosure. The Company confirms that, neither it nor any other entity or person acting on its behalf has provided the Purchaser or its agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

3.23No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, neither the Company, nor any of its affiliates, nor any entity or person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any securities trading market on which any of the securities of the Company are listed or designated.

3.24 Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts, other than in the ordinary course of its business, beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Company has disclosed to the Purchaser all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments (except where such Indebtedness would not have a Material Adverse Effect). For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

3.25 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

3.26 No General Solicitation. Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser.

3.27 Foreign Corrupt Practices. Neither the Company, nor any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.28Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.29 Manipulation of Price.  The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.30  Binding Effect. This Agreement and each other Transaction Document, when executed and delivered will be the legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms.

Section 5. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Sellers as follows:

4.1 Authorization.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Transaction Documents and the transactions contemplated thereby, and the execution, delivery and performance by Purchaser of the Transaction Documents have been duly authorized by all requisite action by Purchaser and each such Transaction Document, when executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Investment Representations.

4.2.1 The Purchaser represents that it is acquiring the Shares for its own account for investment only and not with a view towards distribution or resale, and agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of, or offer to dispose of, the Shares, unless the Shares have been registered under the Securities Act of 1933, as amended (the "Act") and applicable state securities laws or such registration is not required in the opinion of counsel for such Purchaser reasonably acceptable to the Company. The Purchaser understands that any routine sale of the Shares made in reliance upon Rule 144 promulgated under the Act can be made only in accordance with the terms and conditions of said Rule and further, that in case such Rule is not applicable to any sale of the Shares, resale thereof may require compliance with some other exemption under the Act prior to resale. The Purchaser understands that certificates for the Shares issued pursuant to this Agreement shall bear a customary “restrictive” legend, substantially in the form as follows:

  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

4.2.2 The Purchaser represents that (i) it is acquiring the Shares after having made adequate investigation of the business, finances and prospects of the Company, (ii) it has been furnished any information and materials relating to the business, finances and operation of the Company and any information and materials relating to the offer and sale of the Shares which it has requested and (iii) it has been given an opportunity to make any further inquiries desired of the management and any other personnel of the Company and has received satisfactory responses to such inquiries.

4.2.3 The Purchaser represents that it possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. In addition, the Purchaser represents that it is financially capable of sustaining an entire loss of his investment in the Shares.

Section 5. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

Section 6. Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

Section 7. Notices.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) sent by telecopy, electronic mail or facsimile transmission, (iii) sent by internationally-recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Sellers, to:

Anwyhere MD, Inc.
3528 El Camino Real
Atascadero, California 93422
Telecopier: [___________]
Attention: Steve Hixson

With a copy to:

[INSERT ANYWHERE’S LEGAL COUNSEL CONTACT INFO]

If to the Purchaser, to:

Medlink International, Inc.
11 Oval Drive, Suite 200B
Islandia, NY 11749
Telecopier: (631) 342-8819
Attention: Ray Vuono, CEO

With a copy to:

Richardson & Patel LLP
405 Lexington Avenue, 26th floor
New York, NY 10174
Telecopier: (212) 907-6687
Attention: Jody R. Samuels, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 8. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, telecopy, electronic mail or facsimile transmission, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8. Piggyback Registration Rights.

If at any time after the date of this Agreement the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and, if within twenty (20) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Shares of Common Stock acquired hereunder which are then held by the Purchaser as the Purchaser requests to be registered; provided, however, that the Company shall not be required to register any of the Shares of Common Stock purchased by the Purchaser hereunder pursuant to this Section 9 that are eligible for sale pursuant to Rule 144(k) of the Securities Act.

Section 9. Amendments.

This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and Purchaser.

Section 10. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 11. Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in New York City and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 12. Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13. Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules attached hereto are hereby made part of this Agreement in all respects.

Section 14. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 15. Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 16. Expenses.

Each party shall pay its own fees and expenses incurred in connection with the negotiation, execution and delivery of the Transaction Documents.

Section 17.Preparation of Agreement.

Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Stock Purchase and Option Agreement as of the date first written above.

MEDLINK INTERNATIONAL, INC.
Purchaser

By:  ______________________________
Ray Vuono,
CEO and President

ANYWHERE MD, INC.
Company

By:  ______________________________
Steven J. Hixson,
CEO and President

STEVEN J. HIXSON
Majority Shareholder of the Company

By:  ______________________________
Steven J. Hixson,
an individual

EXHIBIT A
PROMISSORY NOTE

PRINCIPAL: $831,250 (the “Principal”)	DATE: May __, 2007

EXHIBIT B
FORM OF LEGAL OPINION

At the Closing, the Purchaser shall have received the favorable opinion of [_________], counsel for the Company, dated as of the Closing Date, addressed to the Purchaser, and in form and scope reasonably satisfactory to counsel for the Purchaser, substantially to the effect that:

(i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite corporate power to own and operate its properties and assets, and to carry on its business as currently operated and is duly qualified to do business and is in good standing as a foreign corporation in those jurisdictions where the failure to so qualify would have a material adverse effect on the business of the Company;

(ii) Each of the issued and outstanding shares of Common Stock of the Company are validly issued, fully paid, and nonassessable. To such counsel's knowledge, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of the Company;

(iii) to such counsel's knowledge there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets or such as individually or in the aggregate have, or could reasonably be expected to have a material adverse effect upon the operations, business, properties, or assets of the Company or which could materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

(iv) the Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

(v) upon receipt of payment therefore in accordance with the Agreement, the Securities shall be duly authorized, validly issued, fully paid, and nonassessable;

(vi) assuming that (i) the sale of the Securities was made in the manner and by the means contemplated by the Agreement, (ii) a proper Form D is filed in accordance with Rule 503 of Regulation D, (iii) the Company's representations, warranties and covenants set forth herein are true and correct, and (iv) the representations of the Purchaser set forth herein are true and correct (which facts will not be independently verified by such counsel), the sale of Securities pursuant to the Agreement is exempt from registration under the Act.

(vii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the issuance of the Securities will not result in any material violation of, or material conflict with, or constitute a material default under (i) the certificate of incorporation or by-laws of the Company, (ii) to such counsel's knowledge, any material contract, instrument, agreement or document to which the Company is a party, or by which the assets or properties of the Company are bound; or (iii) to such counsel's knowledge, any statute, rule or regulation of Nevada, Delaware or New York corporate law, or any judgment or order to which the Company is a party.